Exhibit 10.15.2

ENVIRONMENTAL INDEMNIFICATION AGREEMENT

This Agreement is made and entered into on March 26, 2021, by and between AIU 8800 VILLAGE DRIVE, LLC, a Delaware limited liability company ("Borrower"); JAMES WALESA ("Guarantor"); and EQUITY SECURED FUND I, LLC ("Lender") in connection with that certain loan from Lender to Borrower in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the "Loan"). The Loan is secured in part by a first lien Deed of Trust (With Security Agreement and Assignment of Rents) ("Deed of Trust") on real property more particularly described as follows:

> SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF (the "Property").

Borrower and Guarantor represent and warrant that after making all appropriate inquiries, the following statements are true:

1. No industrial activities that could have resulted in environmental contamination of the Property have occurred on the Property to Borrower's or Guarantor's knowledge, including without limitation, storage, treatment or disposal of hazardous substances;

2. No report, analysis, study or other document identifies any harmful or friable asbestos or hazardous contaminants on the Property to Borrower's or Guarantor's knowledge; and

3. The Property contains no harmful or friable asbestos, hazardous wastes or other hazardous substances to Borrower's or Guarantor's knowledge.

At its sole cost and expense, Borrower and Guarantor shall comply with all federal, state and local laws, regulations and orders with respect to the discharge and removal of hazardous or toxic substances, pay immediately when due the cost of removal of any such substances, and keep the Property free of any lien imposed pursuant to such laws, regulation and orders, regardless of whether such toxic substances were introduced to the Property prior to or after Borrower's ownership and control of the Property. In addition, Borrower shall not install or permit to be installed in the Property any friable asbestos or any substance containing asbestos and deemed hazardous by applicable federal, state and local laws, regulations and orders. In addition to the remedies set forth elsewhere in the Deed of Trust or other collateral documents concerning the Loan herein secured as to default by Borrower, Lender may cause the Property to be freed from the hazardous wastes, contaminants or asbestos, and in such event, the cost of the removal shall be secured by the Deed of Trust, shall be payable by Borrower on demand and shall bear interest at the default interest rate provided in the Promissory Note secured by the Deed of Trust from the date advanced until paid. Borrower shall give to Lender and its agents and employees access to the Property for such purpose, and hereby grant to Lender a license to remove the hazardous wastes, contaminants or asbestos from the Property. Borrower and Guarantor shall indemnify, defend

and hold Lender harmless from and against any and all liability, loss or damage (including, without limitations, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Lender may incur as a result of or in connection with the assertion against Borrower or Guarantor of any claim relating to the presence or removal of any hazardous wastes, contaminants or asbestos from the Property, or relating to compliance with any applicable federal, state or local laws, regulations or orders relating thereto.

Borrower and Guarantor warrant and represent that to their knowledge there are no toxic wastes or hazardous substances in the building materials used to construct the improvements located on the Property and that Borrower and Guarantor shall indemnify and hold Lender harmless from any and all claims, costs or expenses (including defense costs and reasonable attorneys' fees) arising out of, relating to or in any manner connected with the breach of any such warranty or representation and all such claims, costs or expenses that Lender may incur as a result of or in connection with any presence of or removal of any hazardous wastes, contaminants, or asbestos from the Property, regardless of whether such conditions are or are not caused by or within the control of the Borrower or whether such conditions became present at a time when the Borrower was not the owner or in control of the Property. Further, Borrower and Guarantor shall indemnify and hold the Property and Lender free from any and all claims, costs or expenses (including defense costs and reasonable attorneys' fees) arising out of, relating to, or in any manner connected with any toxic wastes, brought onto or made on the Property by Borrower, its agents, employees, invitees, partners, or tenants, their agents, employees or invitees. Borrower and Guarantor agree that any violation of Borrower's or Guarantor's warranties in this paragraph will entitle Lender to specific performance or any other remedy available at law and parties agree that any applicable statute of limitations is hereby tolled from date of execution hereof until Lender has actual knowledge of any such violation of warranty.

Borrower and Guarantor further agree that any violation of the agreements under this Indemnification Agreement will constitute an event of default with respect to the Loan.

Executed as of the date first above written.

BORROWER:

AIU 8800 VILLAGE DRIVE, LLC
a Delaware limited liability company

By: NAPLES JV LLC
a Delaware limited liability company
Sole Member

By: ______________________
James Walesa
Manager

GUARANTOR:

____
JAMES WALESA

LENDER:

EQUITY SECURED FUND I, LLC

By: ______________________
Vince DiMare
Principal

EXHIBIT "A"

Lots 1 and 2, Block 3, New City Block 13567, MARY MONT UNIT 1, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 4960 Page 207, Deed and Plat Records of Bexar County, Texas.